Exhibit 99.1

ShoreTel Reports Financial Results for First Quarter Fiscal Year 2012

Company Delivers 22 Percent Year-Over-Year Revenue Growth

SUNNYVALE, Calif.--(BUSINESS WIRE)--October 27, 2011--ShoreTel® (NASDAQ:SHOR), the leading provider of brilliantly simple IP phone systems with fully integrated Unified Communications (UC), today announced financial results for the first quarter of fiscal year 2012, which ended Sept. 30, 2011.

For the first quarter of fiscal year 2012, revenue was $53.9 million, up 22 percent from the first quarter of fiscal year 2011. GAAP net loss was $(4.6) million, or $(0.10) per share, compared to a GAAP net loss of $(3.6) million, or $(0.08) per share, reported in the first quarter of fiscal year 2011. Excluding stock-based compensation expenses of $3.3 million, amortization of acquisition-related intangibles, and related tax adjustments, the non-GAAP net loss for the first quarter of fiscal year 2012 was $(1.2) million, or $(0.02) per share, compared to a non-GAAP net loss of $(0.2) million, or $(0.00) per share, reported in the first quarter of fiscal year 2011.

GAAP gross margin for the first quarter of fiscal year 2012 was 65.9 percent, compared with 66.7 percent during the same quarter last year. GAAP gross margin in the first quarter of fiscal year 2012 included $0.4 million in stock-based compensation charges and amortization of acquisition-related intangibles, compared to $0.2 million in the first quarter of fiscal year 2011. Non-GAAP gross margin, which excludes stock-based compensation expenses and amortization of acquisition-related intangibles, was 66.7 percent in the first quarter of fiscal year 2012, compared with 67.2 percent during the same quarter last year.

As of Sept. 30, 2011, the company had $109.2 million in cash, cash equivalents and short-term investments. The company generated approximately $4.1 million in cash flow from operations during the quarter.

“ShoreTel continues to build and strengthen customer relationships, adding over 1,000 new customers in the quarter,” said Peter Blackmore, president and CEO of ShoreTel. “ShoreTel’s strengths of brilliant simplicity and the industry’s lowest total cost of ownership are resonating well with customers. While the U.S. Enterprise IP Telephony market has seen small quarterly declines over the past few quarters, we have gained market share steadily. Synergy Research’s most recent quarterly report showed that ShoreTel’s share of the U.S. Pure IP telephony market grew from 9.2 percent in the March 2011 quarter to 10.2 percent in the June 2011 quarter, our most significant increase in several quarters. We are confident in our competitive positioning and expect to continue to capture market share and grow revenue throughout the year,” Blackmore added. “We remain focused on executing on our strategy for growth.”

Operational Highlights

Enhanced Technology

In early October, the company announced an update to its ShoreTel Mobility product offering, a smartphone integration solution that simply and intelligently integrates all leading smartphones and tablets with leading IP PBX systems extending full UC and cost-saving calling capabilities to the mobile workforce. With its heterogeneous platform support, ShoreTel Mobility delivers capabilities that conform to the way people work. ShoreTel Mobility enables corporate communication applications on employee-owned smartphones and tablets, reducing support costs and burden with a simple and easy separation of personal and business identities on a single mobile device. This most recent release, which is expected to be generally available in the company's second fiscal quarter, will add native telephony interface integration on Android OS 2.2+ such as Motorola ATRIX 4G, Samsung Galaxy S, Motorola Droid X2, HTC Droid Incredible 2, and Motorola Droid, as well as on the BlackBerry OS 6 platform, including the BlackBerry Torch 9800, Bold 9700, and Bold 9780. This most recent release of ShoreTel Mobility includes ongoing support for Apple iOS devices, including the iPhone, iPod touch, and iPad.

Enhanced Partner Channel

During the quarter, the company further expanded its distribution in North America by signing a new distribution agreement with Tech Data Canada, the Canadian subsidiary of Tech Data Corporation. The agreement is expected to increase local market specialization and availability of ShoreTel business communications solutions to partners and customers in all Canadian provinces and territories. Tech Data Canada offers expertise in IP telephony, wireless networking and VoIP technologies and maintains a strong partner base of over 5,000 technology resellers and solution providers.

Earlier this month, the company also announced a new U.S. distribution relationship with Ingram Micro that includes the full portfolio of ShoreTel unified communications (UC) products and tools, including the latest version of ShoreTel Mobility. As part of the new relationship, Ingram Micro and ShoreTel are co-investing in dedicated technical support staff, market development managers, and cross-trained sales engineers. In addition, Ingram Micro’s Advanced Technology Division will offer targeted sales, technical and business development training and education to channel partners. These collaborative, business-building resources are designed to help partners establish and grow a successful ShoreTel business and generate greater sales and service opportunities around UC solutions.

Accelerated Share Growth Worldwide and in the U.S.

The company has grown its market share both worldwide and in the U.S. significantly during the last several quarters. According to the most recently published data from Synergy Research through June 2011, ShoreTel increased its worldwide market share over its last fiscal year in the pure IP telephony market from 4 percent to 5 percent. Additionally, in the U.S. in the last year, ShoreTel’s share of the pure IP telephony market has increased from 8 percent to 10.2 percent. With its 7.2 percent market share in the U.S. Enterprise IP telephony market, ShoreTel continues to be the third largest vendor in the U.S and the fastest growing major Enterprise IP telephony vendor over the past year.

Business Outlook

The company is providing the following outlook for the quarter ending Dec. 31, 2011:

  Revenue is expected to be in the range of $54 to $57 million.
  GAAP gross margins are expected to be in the range of 65 to 66 percent, including approximately $0.4 million in stock-based compensation and amortization of acquisition-related intangible expenses. Non-GAAP gross margins are expected to be in the range of 66 to 67 percent.
  GAAP operating expenses are expected to be in the range of $40 to $41 million, which includes approximately $3 million in stock-based compensation expenses. Non-GAAP operating expenses are expected to be in the range of $37 to $38 million.

Use of Non-GAAP Financial Measures

ShoreTel reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Many investors have requested that ShoreTel disclose this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business and does not consider stock-based compensation expenses and other special charges and related tax adjustments in managing its core operations. ShoreTel has provided a reconciliation of non-GAAP financial measures in the tables of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures with their most directly comparable GAAP financial measure.

Conference Call Details for Oct. 27, 2011

ShoreTel will host a corresponding conference call and live webcast at 2 p.m. Pacific Daylight Time on Oct. 27, 2011. To access the conference call, dial +1-888-634-9984 for the U.S. and Canada or +1-719-325-2313 for international callers and provide the operator with the conference identification number 9646680.

The webcast will be available live in the Investor Relations section of the company’s corporate website at www.shoretel.com, and via replay beginning approximately two hours after the completion of the call until the company’s announcement of its financial results for the next quarter.

An audio replay of the call will also be available to investors beginning at approximately 4 p.m. Pacific Daylight Time on Oct. 27, 2011, until 10 p.m. Pacific Daylight Time on Nov. 3, 2011, by dialing +1-888-203-1112 or +1-719-457-0820 for callers outside the U.S. and Canada, and entering the conference identification number 9646680.

Legal Notice Regarding Forward-Looking Statements

ShoreTel assumes no obligation to update the forward-looking statements included in this release. This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements by Peter Blackmore about market share and revenue growth, partner developments and statements in the “Business Outlook” section regarding ShoreTel’s anticipated future revenues, gross margins, operating expenses and other financial information. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include the global economic downturn, particularly in the United States, and the impact thereof on information technology spending, the intense competition in our industry, our ability to control costs, our ability to attract, retain and ramp new sales channel partners and sales personnel, and other risk factors set forth in ShoreTel’s Form 10-K for the year ended June 30, 2011.

About ShoreTel, Inc.

ShoreTel, Inc. (NASDAQ: SHOR) is the provider of brilliantly simple Unified Communication (UC) solutions based on its award-winning IP business phone system. We offer organizations of all sizes integrated, voice, video, data, and mobile communications on an open, distributed IP architecture that helps significantly reduce the complexity and costs typically associated with other solutions. The feature-rich ShoreTel UC system offers the lowest total cost of ownership (TCO) and the highest customer satisfaction in the industry, in part because it is easy to deploy, manage, scale and use. Increasingly, companies around the world are finding a competitive edge by replacing business-as-usual with new thinking, and choosing ShoreTel to handle their integrated business communication. ShoreTel is based in Sunnyvale, California, and has regional offices in Austin, Texas; United Kingdom; Sydney, Australia; and Singapore. For more information, visit www.shoretel.com.

SHORETEL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	As of	As of
	September 30,	June 30,
	2011	2011

ASSETS
Current assets:
Cash and cash equivalents	$95,560	$89,695
Short-term investments	13,618	16,057
Accounts receivable - net	29,475	33,812
Inventories	20,214	19,062
Prepaid expenses and other current assets	4,490	3,540
Total current assets	163,357	162,166
Property and equipment - net	7,451	8,236
Goodwill	7,415	7,415
Intangible assets	7,933	8,570
Other long-term assets	723	714
Total assets	$186,879	$187,101

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$5,762	$6,394
Accrued liabilities and other	9,847	8,533
Accrued employee compensation	9,530	11,022
Deferred revenue	27,966	26,362
Total current liabilities	53,105	52,311

Long-term liabilities:
Long-term deferred revenue	11,711	11,321
Other long-term liabilities	2,170	2,045
Total liabilities	66,986	65,677

Stockholders' equity:

Common stock	244,214	241,103
Accumulated deficit	(124,321)	(119,679)
Total stockholders' equity	119,893	121,424

Total liabilities and stockholders' equity	$186,879	$187,101

SHORETEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2011	2010

Revenue:
Product	$42,184	$35,226
Support and services	11,674	9,053
Total revenues	53,858	44,279
Cost of revenue
Product	14,455	11,767
Support and services	3,915	2,976
Total cost of revenue	18,370	14,743
Gross profit	35,488	29,536
Gross profit %	65.9%	66.7%

Operating expenses:
Research and development	11,813	10,322
Sales and marketing	21,222	17,203
General and administrative	6,629	6,133
Total operating expenses	39,664	33,658
Loss from operations	(4,176)	(4,122)
Other income (expense), net	(399)	587
Loss before provision for income tax	(4,575)	(3,535)
Provision for income tax	67	110
Net loss	$(4,642)	$(3,645)
Net loss per share:
Basic	$(0.10)	$(0.08)
Diluted	$(0.10)	$(0.08)

Shares used in computing net loss per share:
Basic	47,528	45,444
Diluted	47,528	45,444

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)

	Three Months Ended
	September 30, 2011
	GAAP	Excludes		Non-GAAP
Revenue:
Product	$42,184	$-		$42,184
Support and services	11,674	-		11,674
Total revenues	53,858	-		53,858
Cost of revenue
Product	14,455	(226)	(a),(b)	14,229
Support and services	3,915	(199)	(a)	3,716
Total cost of revenue	18,370	(425)		17,945
Gross profit	35,488	425		35,913
Gross profit %	65.9%			66.7%

Operating expenses:
Research and development	11,813	(1,012)	(a)	10,801
Sales and marketing	21,222	(1,044)	(a),(b)	20,178
General and administrative	6,629	(984)	(a)	5,645
Total operating expenses	39,664	(3,040)		36,624
Income (Loss) from operations	(4,176)	3,465		(711)
Other income (expense), net	(399)	-		(399)
Income (Loss) before provision for income tax	(4,575)	3,465		(1,110)
Provision for income tax	67	-	(c)	67
Net income (loss)	$(4,642)	$3,465		$(1,177)
Net income (loss) per share:
Basic	$(0.10)	$0.08		$(0.02)
Diluted (d)	$(0.10)	$0.08		$(0.02)

Shares used in computing net loss per share:
Basic	47,528			47,528
Diluted (d)	47,528			47,528

(a)	Excludes stock-based compensation as follows:
Cost of product revenue		$41
Cost of support and services revenue		199
Research and development		1,012
Sales and marketing		1,014
General and administrative		984
		$3,250

(b)	Excludes amortization of acquisition-related intangibles:
Cost of product revenue		$185
Sales and marketing		30
		$215

(c)	Excludes the tax impact of the items which are excluded in (a) and (b) above.

(d)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
GAAP to Non-GAAP Reconciliation
(Amounts in thousands, except per share amounts)

	Three Months Ended
	September 30, 2010
	GAAP	Excludes		Non-GAAP
Revenue:
Product	$35,226	$-		$35,226
Support and services	9,053	-		9,053
Total revenues	44,279	-		44,279
Cost of revenue
Product	11,767	(35)	(a)	11,732
Support and services	2,976	(200)	(a)	2,776
Total cost of revenue	14,743	(235)		14,508
Gross profit	29,536	235		29,771
Gross profit %	66.7%			67.2%

Operating expenses:
Research and development	10,322	(824)	(a)	9,498
Sales and marketing	17,203	(868)	(a)	16,335
General and administrative	6,133	(1,422)	(a), (b)	4,711
Total operating expenses	33,658	(3,114)		30,544
Income (Loss) from operations	(4,122)	3,349		(773)
Other income, net	587	-		587
Income (Loss) before provision for income tax	(3,535)	3,349		(186)
Provision for (benefit from) income tax	110	(99)	(c)	11
Net income (loss)	$(3,645)	$3,448		$(197)
Net income (loss) per share:
Basic	$(0.08)	$0.08		$(0.00)
Diluted (d)	$(0.08)	$0.08		$(0.00)

Shares used in computing net loss per share:
Basic	45,444			45,444
Diluted (d)	45,444			45,444

(a)	Excludes stock-based compensation as follows:
Cost of product revenue		$35
Cost of support and services revenue		200
Research and development		824
Sales and marketing		868
General and administrative		897
		$2,824

(b)	Excludes severance for former Chief Executive Officer:
General and administration		$525
		$525

(c)	Excludes the tax impact of the items which are excluded in (a) and (b) above.

(d)	Potentially dilutive securities were not included in the calculation of diluted net loss per share for the periods which had a net loss because to do so would have been anti-dilutive.

SHORETEL, INC.
RECONCILIATION OF GAAP TO NON-GAAP Q2 PROJECTIONS
(Amounts in thousands)
(Unaudited)

	Three Months Ending
	December 31, 2011

	High	Low
GAAP gross profit %	66.0%	65.0%
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	1.0%	1.0%
Non-GAAP gross profit %	67.0%	66.0%

Total GAAP operating expenses	$41,000	$40,000
Adjustments for stock-based compensation and acquisition-related intangible asset amortization	(3,000)	(3,000)
Total non-GAAP operating expenses	$38,000	$37,000

CONTACT:
ShoreTel, Inc.
Tonya Chin, 408-962-2573
tchin@shoretel.com